Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-260835, 333-273378, and 333-284133) and Form S-8 (Nos. 333-272272, 333-269887, 333-263498, 333-277080, and 333-284992) of Aurora Innovation, Inc. of our report dated February 11, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 11, 2026